EXHIBIT 23.1

CONSENT OF INDEPDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of Form S-8 Registration Statement of Iconic Brands, Inc. (the “Company”) of our report dated April 13, 2021 relating to the financial statements of the Company for year ended December 31, 2020 included in this Registration Statement.

We also consent to the reference to the Firm under the heading Experts in such Registration Statement.

/s/ Qi CPA LLC
Qi CPA LLC
Valley Stream, New York
January 11, 2022